UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2009 (December 6, 2008)

Atrisco Oil & Gas LLC
(Exact name of registrant as specified in its charter)

New Mexico	000-52246	56-2613010
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1730 Montano Road NW, Suite B, Albuquerque, New Mexico	87107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (505) 836-0306

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)
On December 6, 2008, Westland DevCo, LP, a Delaware limited partnership as successor-in-interest to Westland Development Co., Inc., a New Mexico corporation (“Westland”) and the sole Class B unitholder of Atrisco Oil & Gas LLC (the “Company”) appointed Brent Lesley as the Class B Director of the Company to fill the vacancy left by the resignation of William F. Steadman. Mr. Brent Lesley, an employee of Westland since May 1986, joined SunCal Companies (“SunCal”) pursuant to the acquisition of Westland by SunCal in December 2006. As Vice President of Dispositions, Mr. Lesley’s responsibilities are centered on the sale of real property, from undeveloped land to developed lots. Mr. Lesley’s responsibilities also include overseeing the acquisition of property for SunCal’s income property portfolio and the procurement of project financing on both a construction and permanent basis. Prior to joining SunCal, Mr. Lesley served in the capacity of Vice President of Sales and Marketing for Westland since April 1996. Mr. Lesley holds a B.S. degree from Iowa State University and an MBA in finance from the University of New Mexico.

(e)	Not applicable.

(f)	Not applicable.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

January 13, 2009	ATRISCO OIL & GAS LLC
	By:	/s/ Peter Sanchez
Peter Sanchez
Chief Executive Officer